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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2003.

Fog Cutter Capital Group Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-23911 (Commission File Number)	52-2081138 (I.R.S. Employer Identification No.)
1410 SW Jefferson Street, Portland, OR 97201 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (503) 721-6500

Item 5. Other Events.

        As previously reported on Form 8-K, filed with the Securities and Exchange Commission on August 15, 2002, Fog Cutter Capital Group Inc. ("FCCG" or the "Company") entered into an agreement (the "Assignment"), effective July 31, 2002, in which the Company accepted the assignment of the obligations of Andrew A. Wiederhorn under a put option granted by Mr. Wiederhorn to Lawrence A. Mendelsohn, ("Mendelsohn"), an individual, MFLP, L.P. ("MFLP"), RPM Capital, LLC ("RPM"), AIM Capital, LLC ("AIM"), S&S Investors, LLC ("S&S"), and Joyce Mendelsohn (together with Mendelsohn, MFLP, RPM, AIM and S&S, each, a "Stockholder"), each of whom is a stockholder of the Company pursuant to a Stock Option and Voting Agreement dated October 16, 2001. Mr. Wiederhorn is the Chairman of the Board and Chief Executive Officer of the Company. At the time of the assignment, Mr. Mendelsohn was the President and a member of the Board of Directors of the Company. Mr. Mendelsohn resigned from the Company on August 30, 2002.

        Under the Assignment, the Stockholders had the option (the "Put Option") to require the Company to purchase up to 1,044,760 shares of the Company's common stock (the "Option Shares") at a price per share equal to eighty percent (80%) of the book value per share of the Company as of the end of the most recent calendar month preceding the delivery of the exercise notice (the "Evaluation Date").

        On December 24, 2002, the Stockholders' exercised their right to require the Company to purchase all of the Option Shares. The option price was determined to be $4.02 per share and the closing date was set for February 7, 2003. The assumption and subsequent exercise of the Assignment resulted in the Company recording a $4.2 million liability for the obligation to purchase the Option Shares at December 31, 2002. Of this amount, $3.1 million, which represents the dollar amount that will be recorded for the 1,044,760 shares of treasury stock upon the closing, was deducted from permanent Stockholders' Equity. The remaining amount of the purchase price ($1.1 million), representing the difference between the strike price of the option shares and the quoted price of the Option Shares on NASDAQ on the assumption date, was recorded as a charge to earnings during the year ended December 31, 2002.

        On February 7, 2003, the Company acquired the Option Shares. One-third of the purchase price for the shares purchased under the Option Agreement ($1.4 million) was paid in cash to the Stockholders at closing. The remaining purchase price ($2.8 million) was paid with a promissory note, which matures 11 months following the closing date and which bears interest at 0% for the first 90 days and 12% per annum thereafter. The note may be prepaid at any time without penalty or premium.

        The Company will treat the newly acquired shares as treasury stock. As a result of this transaction, the outstanding stock of Fog Cutter Capital Group Inc. totals 8,472,700 shares, post-closing.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)
Exhibits.

        None.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Fog Cutter Capital Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2003

FOG CUTTER CAPITAL GROUP INC.
By:	/s/ R. SCOTT STEVENSON R. Scott Stevenson Senior Vice President and Chief Financial Officer

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  Item 5. Other Events.
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE